Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING EARNINGS TO EBITDA
In Thousands
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Reconciliation of operating earnings to EBITDA:
Operating earnings	$7,039	$7,466	$29,906	$37,070
Depreciation	1,730	1,417	6,287	5,176
EBITDA	$8,769	$8,883	$36,193	$42,246

We define EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt. EBITDA should not be construed as an alternative to operating earnings (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.